Exhibit 23.1




                  CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-3 of TECO Energy, Inc. of our report dated January 15, 1997, on our audits of the consolidated financial statements of TECO Energy, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which report is included in TECO Energy's, Inc.'s 1996 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."




                              /s/ Coopers & Lybrand L.L.P
                                   Coopers & Lybrand L.L.P.



Tampa, Florida
February 26, 1998